Exhibit 10.5

WARRANT
NO. MSC-____	MAGNOLIA SOLAR CORPORATION	________ Shares

WARRANT TO PURCHASE COMMON STOCK

VOID AFTER 5:30 P.M., EASTERN
TIME, ON THE EXPIRATION DATE

THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

FOR VALUE RECEIVED, MAGNOLIA SOLAR CORPORATION, a Nevada corporation (the “Company”), hereby agrees to sell upon the terms and on the conditions hereinafter set forth, but no later than 5:30 p.m., Eastern Time, on the Expiration Date (as hereinafter defined) to ________________ or registered assigns (the “Holder”), under the terms as hereinafter set forth, __________________ (_____________) fully paid and non-assessable shares of the Company’s Common Stock, par value $0.0001 per share (the “Warrant Stock”), at a purchase price of ONE DOLLAR AND FIVE CENTS ($1.05) per share (the “Warrant Price”), pursuant to this warrant (this “Warrant”).  The number of shares of Warrant Stock to be so issued and the Warrant Price are subject to adjustment in certain events as hereinafter set forth.  The term “Common Stock” shall mean, when used herein, unless the context otherwise requires, the stock and other securities and property at the time receivable upon the exercise of this Warrant.  This Warrant was originally issued to the Holder of the Holder’s predecessor in interest on ____________, 20091 (the “Issue Date”).

1. Exercise of Warrant.

a. The Holder may exercise this Warrant in whole or in part according to its terms by delivering the Notice of Exercise to the Company at the address set forth in Section 9, the Notice of Exercise attached hereto having then been duly executed by the Holder, accompanied by cash, certified check or bank draft in payment of the purchase price, in lawful money of the United States of America, for the number of shares of the Warrant Stock specified in the Notice of Exercise, or as otherwise provided in this Warrant, prior to 5:30 p.m., Eastern Time, on __________________, 20162 (the “Expiration Date”).  Partial exercises of this Warrant resulting in purchases of a portion of the total number of shares of Warrant Stock available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of shares of Warrant Stock purchased

b. The provisions of this Section 1(b) shall only be applicable (i) prior to the Automatic Exercise Date (as defined below),if, and only if, the provisions of the following sentence are satisfied, or (ii) on the Automatic Exercise Date, whether or not such provisions are satisfied.  Notwithstanding anything contained herein to the contrary, if at any time after twelve (12) months from the Issue Date of this Warrant there is no effective registration statement registering, or no current prospectus available for, the resale of all of the shares of Warrant Stock issuable hereunder, then the Holder may, in its sole discretion, exercise this Warrant in whole or in part by means of a “cashless exercise” in lieu of making a cash payment, and the Holder shall then be entitled to receive a certificate for the number of shares of Warrant Stock equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =                      VWAP (as defined below) on the Trading Day immediately preceding thedate of such election;

(B) =           the Warrant Price of this Warrant, as adjusted; and

(X) =                      the number of shares of Warrant Stock issuable upon exercise of thisWarrant in accordance with the terms of this Warrant by means of a cashexercise rather than a cashless exercise.

For purposes of this Warrant, “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)); (b)  if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent closing bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company. For purposes of this Warrant, “Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the New York Stock Exchange, NYSE Amex, NASDAQ Capital Market, NASDAQ Global Market, or NASDAQ Global Select Market.  For purposes of this Warrant, “Trading Day” means a day on which the Trading Market is open for trading.

1 Insert Closing Date for original issuance of the Warrant.
2 Insert date which is last day of calendar month in which 5th anniversary occurs

c. This Warrant may be exercised in whole or in part so long as any exercise in part hereof would not involve the issuance of fractional shares of Warrant Stock.  If exercised in part, the Company shall, at the request of the Holder, deliver to the Holder a new Warrant, identical in form, in the name of the Holder, evidencing the right to purchase the number of shares of Warrant Stock as to which this Warrant has not been exercised, which new Warrant shall be signed by the Chairman, Chief Executive Officer or President and the Secretary or Assistant Secretary of the Company.  The term Warrant as used herein shall include any subsequent Warrant issued as provided herein.

d. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. The Company shall pay cash in lieu of fractions with respect to the Warrants based upon the fair market value of such fractional shares of Common Stock (which shall be the closing sale price of such shares on the exchange or market on which the Common Stock is then traded) at the time of exercise of this Warrant.

e. In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the Warrant Stock so purchased, registered in the name of the Holder, shall be delivered to the Holder within four (4) Trading Days (the “Warrant Stock Delivery Date”). The person or entity in whose name any certificate for the Warrant Stock is issued upon exercise of the rights represented by this Warrant shall for all purposes be deemed to have become the holder of record of such shares immediately prior to the close of business on (i) the date on which the  payment of the Warrant Price if relevant  is received by the Company (ii)  or the date of a cashless exercise pursuant to Section 1 (b) . The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on exercise of this Warrant.  If the Company fails for any reason to deliver to the Holder certificates evidencing the Warrant Stock subject to a Notice of Exercise by the Warrant Stock Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Stock subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the tenth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant Share Delivery Date until such certificates are delivered.

f. Delivery of New Warrants Upon Exercise.  If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Stock, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

g. Rescission Rights.  If the Company fails to cause the transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Stock pursuant to Section 1(e) by the Warrant Stock Delivery Date, then the Holder will have the right to rescind such exercise.

h. Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise.  In addition to any other rights available to the Holder, if the Company fails to cause the transfer agent to transmit to the Holder a certificate or the certificates representing the Warrant Stock pursuant to an exercise on or before the Warrant Stock Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Stock which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of shares of Warrant Stock that the Company was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of shares of Warrant Stock for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.  For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

i. If any portion of this Warrant remains unexercised as of the Expiration Date and the VWAP on the Expiration Date is greater than the applicable Warrant Price as of the Expiration Date, then, without further action by the Holder, this Warrant shall be deemed to have been exercised automatically at the time (the “Automatic Exercise Date”) which is immediately prior to the close of business on the Expiration Date (or, in the event that the Expiration Date is not a Trading Day, the immediately preceding Trading Day) as if the Holder had duly given a Notice of Exercise for a “cashless” exercise as contemplated by Section 1(b) hereof (without regard to the satisfaction of the conditions provided in said Section 1(b) to the Holder’s giving such a Notice of Exercise), and the Holder (or such other person or persons as directed by the Holder) shall be treated for all purposes as the holder of record of such Warrant Stock as of the close of business on such Automatic Exercise Date.  This Warrant shall be deemed to be surrendered to the Company on the Automatic Exercise Date by virtue of this Section 1(i) without any action by the Holder.

2. Disposition of Warrant Stock and Warrant.

a. The Holder hereby acknowledges that this Warrant and any Warrant Stock purchased pursuant hereto are, as of the date hereof, not registered: (i) under the Securities Act of 1933, as amended (the “Act”), on the ground that the issuance of this Warrant is exempt from registration under Section 4(2) of the Act as not involving any public offering or (ii) under any applicable state securities law because the issuance of this Warrant does not involve any public offering; and that the Company’s reliance on the Section 4(2) exemption of the Act and under applicable state securities laws is predicated in part on the representations hereby made to the Company by the Holder that it is acquiring this Warrant and will acquire the Warrant Stock for investment for its own account, with no present intention of dividing its participation with others or reselling or otherwise distributing the same unless such sale is made pursuant to an effective registration statement covering such resale or pursuant to an available exemption from such registration, subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control.

The Holder hereby agrees that, unless such sale is made pursuant to an effective registration statement,  it will not sell or transfer all or any part of this Warrant and/or Warrant Stock unless and until it shall first have furnished to the Company either (i) an opinion from Company counsel or counsel reasonably satisfactory to the Company (which shall include Krieger & Prager LLP), to the effect that the proposed sale or transfer may be made without registration under the Act and without registration or qualification under any state law, or (ii) an interpretative letter from the Securities and Exchange Commission to the effect that no enforcement action will be recommended if the proposed sale or transfer is made without registration under the Act.

b. If, at the time of issuance of the shares issuable upon exercise of this Warrant, no registration statement is in effect with respect to such shares under applicable provisions of the Act, the Company may at its election require that the Holder provide the Company with written reconfirmation of the Holder’s investment intent and that any stock certificate delivered to the Holder of a surrendered Warrant shall bear legends reading substantially as follows:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THIS CERTIFICATE THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.”

In addition, so long as the foregoing legend may remain on any stock certificate delivered to the Holder, the Company may maintain appropriate “stop transfer” orders with respect to such certificates and the shares represented thereby on its books and records and with those to whom it may delegate registrar and transfer functions.  Such “stop transfer” orders will be removed if there is no legend on the stock certificate or when the legend, if any, is removed.

3. Reservation of Shares; Valid Issuance.  The Company hereby agrees that at all times there shall be reserved for issuance upon the exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant.  The Company further agrees that all shares which may be issued upon the exercise of the rights represented by this Warrant will be duly authorized and will, upon issuance and against payment of the exercise price, be validly issued, fully paid and non-assessable, free from all taxes, liens, charges and preemptive rights with respect to the issuance thereof, other than taxes, if any, in respect of any transfer occurring contemporaneously with such issuance and other than transfer restrictions imposed by federal and state securities laws.

4. Exchange, Transfer or Assignment of Warrant.  This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations, entitling the Holder or Holders thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder.  Upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof.

5. Capital Adjustments.  This Warrant is subject to the following further provisions:

a. Adjustment Upon Issuance of Common Stock.  If at any time while the Holder holds in excess of 50% of the total number of shares of Warrant Stock available hereunder as of the Issue Date, the Company issues or sells any shares of Common Stock or securities convertible into or exercisable for Common Stock, other than an Exempt Issuance (as defined below), for a consideration, conversion price or exercise price  per share of Common Stock (each, the “New Issuance Price”) less than a price equal to the Warrant Price  (subject to appropriate adjustment for any stock dividend, stock split, stock combination, reclassification or similar transaction after the date hereof) (a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Warrant Price then in effect shall be reduced to an amount equal to the New Issuance Price. For purposes of this Warrant, “Exempt Issuance” shall mean the issuance of (a) shares of Common Stock or options to employees, officers, directors, or consultants of the Company pursuant to any stock or option plan duly adopted for such purpose by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors, (b) securities upon the exercise or exchange of or conversion of any securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Warrant, provided that such securities have not been amended since the date of this Warrant to increase the number of such securities or to decrease the exercise, exchange or conversion price of such securities; and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a person which is either an owner of, or an entity that is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

b. Recapitalization, Reclassification and Succession.  If any recapitalization of the Company or reclassification of its Common Stock or any merger or consolidation of the Company into or with a corporation or other business entity, or the sale or transfer of all or substantially all of the Company’s assets or of any successor corporation’s assets to any other corporation or business entity (any such corporation or other business entity being included within the meaning of the term “successor corporation”) shall be effected, at any time while this Warrant remains outstanding and unexpired, then, as a condition of such recapitalization, reclassification, merger, consolidation, sale or transfer, lawful and adequate provision shall be made whereby the Holder of this Warrant thereafter shall have the right to receive upon the exercise hereof as provided in Section 1 and in lieu of the shares of Common Stock immediately theretofore issuable upon the exercise of this Warrant, such shares of capital stock, securities or other property as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore issuable upon the exercise of this Warrant had such recapitalization, reclassification, merger, consolidation, sale or transfer not taken place, and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

c. Subdivision or Combination of Shares.  If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the number of shares of Warrant Stock purchasable upon exercise of this Warrant and the Warrant Price shall be proportionately adjusted.

d. Stock Dividends and Distributions.  If the Company at any time while this Warrant is outstanding and unexpired shall issue or pay the holders of its Common Stock, or take a record of the holders of its Common Stock for the purpose of entitling them to receive, a dividend payable in, or other distribution of, Common Stock, then (i) the Warrant Price shall be adjusted in accordance with Section 5(f) and (ii) the number of shares of Warrant Stock purchasable upon exercise of this Warrant shall be adjusted to the number of shares of Common Stock that the Holder would have owned immediately following such action had this Warrant been exercised immediately prior thereto.

e. Stock and Rights Offering to Shareholders.  If the Company shall at any time after the date of issuance of this Warrant distribute to all holders of its Common Stock any shares of capital stock of the Company (other than Common Stock) or evidences of its indebtedness or assets (excluding cash dividends or distributions paid from retained earnings or current year’s or prior year’s earnings of the Company) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in the immediately preceding paragraph) (any of the foregoing being hereinafter in this paragraph called the “Securities”), then in each such case, the Company shall reserve shares or other units of such Securities for distribution to the Holder upon exercise of this Warrant so that, in addition to the shares of the Common Stock to which such Holder is entitled, such Holder will receive upon such exercise the amount and kind of such Securities which such Holder would have received if the Holder had, immediately prior to the record date for the distribution of the Securities, exercised this Warrant.

f. Spin Off.  If, for any reason, prior to the exercise of this Warrant in full, the Company spins off or otherwise divests itself of a part of its business or operations or disposes all or of a part of its assets in a transaction (the “Spin Off”) in which the Company does not receive compensation for such business, operations or assets, but causes securities of another entity to be issued to security holders of the Company, then the Company shall  notify the Holder at least thirty (30) days prior to the record date with respect to such Spin-Off.

g. Adjustment for Spin Off.  If, for any reason, prior to the exercise of this Warrant in full, the Company spins off or otherwise divests itself of a part of its business or operations or disposes all or a part of its assets in a transaction (the “Spin Off”) in which the Company does not receive compensation for such business, operations or assets, but causes securities of another entity (the “Spin Off Securities”) to be issued to security holders of the Company, then

            (a)  the Company shall cause (i) to be reserved Spin Off Securities equal to the number thereof which would have been issued to the Holder had all of the Holder’s unexercised Warrants outstanding on the record date (the “Record Date”) for determining the amount and number of Spin Off Securities to be issued to security holders of the Company (the “Outstanding Warrants”) been exercised as of the close of business on the trading day immediately before the Record Date (the “Reserved Spin Off Shares”), and (ii) to be issued to the Holder on the exercise of all or any of the Outstanding Warrants, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares multiplied by (y) a fraction, of which (I) the numerator is the amount of the Outstanding Warrants then being exercised, and (II) the denominator is the amount of the Outstanding Warrants; and

(b) the Warrant Price on the Outstanding Warrants shall be adjusted immediately after consummation of the Spin Off by multiplying the Warrant Price by a fraction (if, but only if, such fraction is less than 1.0), the numerator of which is the average closing bid price of the Common Stock for the five (5) Trading Days immediately following the fifth Trading Day after the Record Date, and the denominator of which is the average closing bid price of the Common Stock on the five (5) trading days immediately preceding the Record Date; and such adjusted Warrant Price shall be deemed to be the Warrant Price with respect to the Outstanding Warrants after the Record Date.

h. Warrant Price Adjustment.  Except as otherwise provided herein, whenever the number of shares of Warrant Stock purchasable upon exercise of this Warrant is adjusted, as herein provided, the Warrant Price payable upon the exercise of this Warrant shall be adjusted to that price determined by multiplying the Warrant Price immediately prior to such adjustment by a fraction (i) the numerator of which shall be the number of shares of Warrant Stock purchasable upon exercise of this Warrant immediately prior to such adjustment, and (ii) the denominator of which shall be the number of shares of Warrant Stock purchasable upon exercise of this Warrant immediately thereafter.

i. Adjustment to Number of Warrant Shares.  If the Warrant Price is reduced pursuant to the preceding provisions of this Section 5, the number of shares issuable on exercise of the Warrants shall be increased to a number of shares (the “Adjusted Warrant Shares Number”) such that the aggregate Warrant Price (after taking into account such reduction) for the Adjusted Warrant Shares Number shall be equal to the aggregate Warrant Price (immediately before such reduction) for the Warrant Stock issuable on exercise of the Warrants prior to the adjustment contemplated by this clause (g) (for purposes of all such calculations, all Warrants shall be assumed to be fully exercisable without regard to any limitations, restrictions or conditions that may be provided herein or in any other provision of any of the Transaction Documents).

j. Certain Shares Excluded.  The number of shares of Common Stock outstanding at any given time for purposes of the adjustments set forth in this Section 5 shall exclude any shares then directly or indirectly held in the treasury of the Company.

k. Deferral and Cumulation of De Minimis Adjustments.  The Company shall not be required to make any adjustment pursuant to this Section 5 if the amount of such adjustment would be less than one percent (1%) of the Warrant Price in effect immediately before the event that would otherwise have given rise to such adjustment.  In such case, however, any adjustment that would otherwise have been required to be made shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to not less than one percent (1%) of the Warrant Price in effect immediately before the event giving rise to such next subsequent adjustment.

l. Duration of Adjustment.  Following each computation or readjustment as provided in this Section 5, the new adjusted Warrant Price and number of shares of Warrant Stock purchasable upon exercise of this Warrant shall remain in effect until a further computation or readjustment thereof is required.

6. Call Right.  Subject to the provisions of Section 7, this Warrant may be redeemed prior to the Expiration Date, at the option of the Company, at a price of $0.001 per share of Warrant Stock (“Redemption Price”), upon not less than 10 Trading Days’ prior written notice (“Redemption Period”) to the Holder notifying Holder of the Company’s intent to exercise such right and setting forth a time and date for such redemption (the “Redemption Date”); provided, however, that no redemption under this Section 6 may occur unless (i) the Company’s Common Stock has had a per share closing sales price of at least 200% of the Warrant Price for each of the sixty (60) consecutive Trading Days immediately prior to the issuance of such notice   (ii) in excess of 200,000 shares of the Company’s Common Stock has traded for each of the sixty (60) consecutive Trading Days immediately prior to such notice (iii) at the date of the redemption notice and during the entire Redemption Period, there is an effective registration statement covering the resale of the Warrant Stock  or the Warrant  Shares issued in a cashless exercise  may be immediately resold in accordance with the provisions of Rule 144 ,(iv) the Company is current in its required Periodic Filings with the SEC and (v) there are at least 2 market makers for the Common Stock. This Warrant may be thereafter exercised by the Holder, for cash or on a cashless basis, at any time after notice of redemption has been given by the Company and prior to the time and date fixed for redemption, and the other provisions of this Warrant shall remain in full force and effect through and including the redemption date.. This Warrant may be exercised by the Holder, for cash or on a cashless basis, at any time after notice of redemption has been given by the Company through  the time and date fixed for redemption, and the other provisions of this Warrant shall remain in full force and effect through and including the Redemption Date.  After the Redemption Date, the Holder shall have no further rights except to receive, upon surrender of this Warrant, the Redemption Price.

7. Limitation on Exercises.  Notwithstanding the provisions of this Warrant, in no event (except (i) as specifically provided in this Warrant as an exception to this provision, (ii) during the forty-five (45) day period prior to the Expiration Date, (iii) during the Redemption Period, or (iv) while there is outstanding a tender offer for any or all of the shares of the Company’s Common Stock), the Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, the Holder (together with such Holder’s affiliates) would beneficially own in excess of 4.99% of the shares of Common Stock outstanding immediately after giving effect to such exercise.  For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Holder and its affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein.  Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.  To the extent that the limitation contained in this Section 6 applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any affiliate) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any affiliate) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of the determination.  For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Form 10-K, Form 10-KSB, Form 10-Q, Form 10-QSB, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company setting forth the number of shares of Common Stock outstanding.  For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) business day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 6 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

8. Notice to Holders.

a. Notice of Record Date.  In case:

(i) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend payable out of earned surplus of the Company) or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right;

(ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation with or merger of the Company into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or

(iii) of any voluntary dissolution, liquidation or winding-up of the Company;

then, and in each such case, the Company will mail or cause to be mailed to the Holder hereof at the time outstanding a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any, is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution or winding-up.  Such notice shall be mailed at least thirty (30) days prior to the record date therein specified, or if no record date shall have been specified therein, at least thirty (30) days prior to such specified date, provided, however, failure to provide any such notice shall not affect the validity of such transaction.

b. Certificate of Adjustment. Whenever any adjustment shall be made pursuant to Section 5 hereof, the Company shall promptly make a certificate signed by its Chairman, Chief Executive Officer, President, Vice President, Chief Financial Officer or Treasurer, setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Warrant Price and number of shares of Warrant Stock purchasable upon exercise of this Warrant after giving effect to such adjustment, and shall promptly cause copies of such certificates to be mailed (by first class mail, postage prepaid) to the Holder of this Warrant.

9. Loss, Theft, Destruction or Mutilation.  Upon receipt by the Company of evidence satisfactory to it, in the exercise of its reasonable discretion, of the ownership and the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company and, in the case of mutilation, upon surrender and cancellation thereof, the Company will execute and deliver in lieu thereof, without expense to the Holder, a new Warrant of like tenor dated the date hereof.

10. Warrant Holder Not a Stockholder.  Prior to the exercise of this Warrant in accordance with its terms, the Holder of this Warrant, as such, shall not be entitled by reason of this Warrant to any rights whatsoever as a stockholder of the Company.

11. Notices.  Any notice required or contemplated by this Warrant shall be deemed to have been duly given if transmitted by registered or certified mail, return receipt requested, or nationally recognized overnight delivery service, to the Company at its principal executive offices located at ______________________, Attention: _______________Chief Executive Officer, or to the Holder at the name and address set forth in the Warrant Register maintained by the Company.

12. Choice of Law.  THIS WARRANT IS ISSUED UNDER AND SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

13. Jurisdiction and Venue.  The Company and Holder hereby agree that any dispute which may arise between them arising out of or in connection with this Warrant shall be adjudicated before a court located in New York County, New York and they hereby submit to the exclusive jurisdiction of the federal and state courts of the State of York located in New York County with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Warrant or any acts or omissions relating to the sale of the securities hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth herein or such other address as either party shall furnish in writing to the other.

14. Remedies.  The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

15. Supplements and Amendments; Whole Agreement.  This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto.  This Warrant contains the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings other than expressly contained herein and therein.

16. Descriptive Headings.  Descriptive headings of the several Sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed on its behalf, in its corporate name and by its duly authorized officers, as of this __ day of _____________________, 2009.

MAGNOLIA SOLAR CORPORATION

By:	/s/
Name
Title

NOTICE OF EXERCISE

TO:	Magnolia Solar Corporation
52-B Cummings Park
Suite 314
Woburn, MA 01801
Attn: Chief Financial Officer
Tel: (___) ___-____
Fax: (___) ___-____

(1) The undersigned hereby elects to purchase ______________ shares of Warrant Stock of the Company pursuant to the terms of the attached Warrant to Purchase Common Stock, and tenders herewith payment of the exercise price in full, as follows:

☐           CASH:                      $     = (Exercise Price x Exercise Shares)

Payment is being made by:

         ☐  enclosed check
         ☐wire transfer
         ☐other

☐   CASHLESS EXERCISE [if available pursuant to Section 1(b)]:

Net number of Warrant Shares to be issued to Holder :          _________*

* based on:                                [(A-B) (X)] / (A)

where:
A =        VWAP                   =           $_______________
B =        Warrant Price         =           $_______________
X =	the number of shares of Warrant Stock issuable
upon exercise of this Warrant in accordance with
the terms of this Warrant

(2) Please issue a certificate or certificates representing said shares of Warrant Stock in the name of the undersigned or in such other name as is specified below, by physical delivery of a certificate(s) to:

 The shares of Warrant Stock shall be delivered to the following DWAC Account Number, if permitted:

(3) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:  ____________________________________________________

Signature of Authorized Signatory of Investing Entity:  ________________________________

Name and Title of Authorized Signatory:      _______________________________________

Date:   __________________________________________________________________

ASSIGNMENT FORM

(To assign the foregoing warrant, execute

this form and supply required information.

Do not use this form to exercise the warrant.)

     FOR VALUE RECEIVED, all of or   shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is

  Dated:   ,

Holder’s Name: ______________________________________________________

Holder’s Signature: ____________________________________________________

Name and Title of Signatory: _____________________________________________

Holder’s Address:   ____________________________________________________

Signature Guaranteed:   _________________________________________________

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.